Exhibit 99.2

Consolidated Report to the Financial Community
First Quarter 2012

(Released May 1, 2012) (Unaudited)

HIGHLIGHTS		After-Tax EPS Variance Analysis	1st.Qtr.
		1Q 2011 Basic EPS – GAAP	$0.15
		Special Items – 2011	0.60
●	Normalized non-GAAP* earnings, excluding special items, were	1Q 2011 Normalized Basic EPS – Non-GAAP *	$0.75
	$0.82 per basic share for the first quarter of 2012, compared with	Distribution Deliveries	(0.05)
	first quarter 2011 earnings of $0.75 per basic share. GAAP earnings	Commodity Margin	(0.02)
	for the first quarter of 2012 were $0.73 per basic share, compared with	O&M Expenses	0.08
	first quarter 2011 earnings of $0.15 per basic share.	Interest Expense	0.02
		General Taxes	0.01
		Increased Shares Outstanding	(0.14)
	In December 2011, FirstEnergy Corp. adopted a change in the method	Allegheny Companies (a)	0.17
	of accounting for pension plans and other post-employment benefits	1Q 2012 Normalized Basic EPS – Non-GAAP *	$0.82
	(OPEB). The change was retroactively applied to prior years. Results	Special Items - 2012	(0.09)
	for the first quarter of 2011 have been revised to include the impact of	1Q 2012 Basic EPS – GAAP	$0.73
	the accounting change and a purchase accounting measurement
	adjustment identified in the fourth quarter of 2011, as shown below.	(a) Reflects Allegheny results for three months in 2012 and one
		month in 2011.

	1Q11
Basic EPS	GAAP	Special Items	Non-GAAP
As Originally Reported	$0.15	$0.54	$0.69
Adjustments:
Pension / OPEB Accounting	0.06	0.00	0.06
Purchase Accounting	(0.06)	0.06	0.00
As Revised	$0.15	$0.60	$0.75

1Q 2012 Results vs 1Q 2011

The following explanations reflect variances for FirstEnergy, excluding the Allegheny Companies. First quarter 2012 earnings associated with the Allegheny Companies are noted separately.

*The 2012 GAAP to non-GAAP reconciliation statements can be found on page 14 of this report and all GAAP to non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir.

●
Distribution Deliveries – Lower distribution delivery revenues decreased earnings by $0.05 per share. Electric distribution deliveries decreased 1 million MWH, or 4%, primarily due to the impact of warmer than normal weather. Heating-degree-days were 25% lower than the same period last year and 22% below normal. Residential deliveries decreased 844,000 MWH or 8%, while commercial deliveries decreased 129,000 MWH, or 2%.  Industrial deliveries were relatively flat.

●	Commodity Margin EPS Summary

Commodity Margin EPS - 1Q12 vs 1Q11	Rate	Volume	Total
Contracted Sales
- Direct Sales	($0.07)	$0.24	$0.17
- Governmental Aggregation Sales	($0.01)	($0.02)	($0.03)
- Mass Market Sales	$0.01	$0.10	$0.11
- POLR Sales	($0.03)	($0.27)	($0.30)
- Structured Sales	$0.03	$0.06	$0.09
Subtotal - Contracted Sales	($0.07)	$0.11	$0.04
Wholesale Sales	$0.00	($0.04)	($0.04)
PJM Capacity, FRR Auction	($0.02)	$0.13	$0.11
REC Activity, Net	($0.02)	($0.02)	($0.04)
Fuel Expense	($0.02)	$0.12	$0.10
Purchased Power	$0.09	($0.20)	($0.11)
Capacity Expense	$0.07	($0.20)	($0.13)
Net Financial Sales and Purchases	($0.05)	$0.00	($0.05)
Net MISO - PJM Transmission	$0.14	($0.04)	$0.10
Total Increase / (Decrease)	$0.12	($0.14)	($0.02)

(a)	Contracted Sales – FirstEnergy Solutions Corp.’s (FES) contracted sales increased by 1.8 million MWH, or 9%, and increased earnings by $0.04 per share.

FES is successfully executing its retail strategy by continuing to expand in other markets, including Illinois, Michigan, New Jersey, and Maryland.  Direct sales increased by 2.7 million MWH, or 28%; mass market sales increased by 1 million MWH, a six-fold increase; and structured sales increased 945,000 MWH.

POLR generation sales decreased by 2.8 million MWH, or 48%, due to the combination of a reduced number of tranches served and lower MWHs per tranche.  The decreased volume per tranche reflects the impact of mild weather and increased migration of customers away from utilities’ default service.  The reduction in POLR sales is in line with FES’ strategy to realign its sales portfolio.  Governmental aggregation sales decreased by 156,000 MWH, or 4%, primarily due to the impact of mild weather.

Consolidated Report to the Financial Community - 1st Quarter 2012	2

FES Contracted Sales - 1Q12 vs.1Q11
(thousand MWH)	Retail			Non-Retail
	Direct	Aggr.	Mass Market	POLR	Structured	Total
Contracted Sales Increase / (Decrease)	2,720	(156)	1,032	(2,758)	945	1,783

(b)	Wholesale Sales – FES wholesale electricity sales decreased by 964,000 MWH, or 98%, and decreased earnings by $0.04 per share.

(c)
   PJM Capacity, Fixed Resource Requirement (FRR) Auction – Higher capacity revenues increased earnings by $0.11 per share, with FES receiving capacity revenues beginning in June 2011 in connection with transitioning the ATSI zone from MISO to PJM.

(d)	Renewable Energy Credit (REC) Sales – Net REC activity decreased earnings by $0.04 per share.

(e)	Fuel Expenses – Lower fuel expenses increased earnings by $0.10 per share, as ongoing competitive generation output for the quarter decreased by 2.4 million MWH, or 13%.

Ongoing fossil supercritical generation output decreased by 166,000 MWH, while ongoing subcritical units’ generation output decreased by 3.0 million MWH, in part due to lower demand and soft power prices.   Nuclear output increased by 750,000 MWH, primarily due to the absence of a refueling outage in the first quarter of 2012 compared to one refueling outage at Beaver Valley Unit 2 in the first quarter of 2011.

(f)	Purchased Power – Economic power purchases increased by 3.1 million MWH, or 88%, and decreased earnings by $0.11 per share.

FES Purchased Power - 1Q12 vs. 1Q11
(thousand MWH)	Bilaterals	Spot	Total
Purchased Power Increase / (Decrease)	(337)	3,416	3,079

(g)	Capacity Expenses – Higher capacity expenses decreased earnings by $0.13 per share as a result of FES serving more retail load.

(h)	Net Financial Sales and Purchases – Net financial hedges associated with FES’ sales and generation portfolio decreased earnings by $0.05 per share.

(i)
Net MISO-PJM Transmission Expenses – The Competitive Energy Services segment’s net MISO-PJM transmission costs increased earnings by $0.10 per share due primarily to lower congestion, network, and transmission line loss expense in PJM.

●	O&M Expenses – Lower O&M expenses increased earnings by $0.08 per share, primarily due to the absence of a nuclear refueling outage in the first quarter of 2012 and lower fossil O&M expenses.

Consolidated Report to the Financial Community - 1st Quarter 2012	3

●	Interest Expense – Lower interest expense increased earnings by $0.02 per share.

●	General Taxes – Lower kilowatt-hour excise and sales taxes increased earnings by $0.01 per share.

●	Increased Shares Outstanding – The increase in shares outstanding, resulting from the merger with Allegheny Energy, reduced earnings by $0.14 per share.

●	Allegheny Companies – The Allegheny Companies contributed $0.17 per share in earnings (full quarter in 2012 compared to one month of Allegheny results included in March 2011).

●	Special Items – The following special items were recognized during the first quarter of 2012:

Special Items		EPS
Income taxes (retiree prescription drug subsidy)		$0.02
Regulatory charges		0.01
Plant closing costs		0.05
Impact of non-core asset sales / impairments		0.01
Trust securities impairments		0.01
Mark-to-market adjustments		(0.06)
Merger transaction / integration costs		0.01
Merger accounting - commodity contracts		0.04
	Total	$0.09

2012 and 2013 Earnings Guidance

Normalized non-GAAP* earnings guidance, excluding special items, remains at $3.30 to $3.60 per basic share for 2012 and $3.10 to $3.40 per basic share for 2013.  On a GAAP basis, 2012 and 2013 earnings are estimated to be $2.85 to $3.15 per basic share and $2.92 to $3.22 per basic share, respectively.

* The 2012-2013 GAAP to non-GAAP reconciliation statements can be found on page 14 of this report and all GAAP to non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir.

For additional information, please contact:

Irene M. Prezelj	Meghan G. Beringer	Rey Y. Jimenez

Vice President, Investor Relations	Director, Investor Relations	Manager, Investor Relations

(330) 384-3859	(330) 384-5832	(330) 761-4239

Consolidated Report to the Financial Community - 1st Quarter 2012	4

FirstEnergy Corp.
Consolidated Statements of Income
 (In millions, except for per share amounts)

		Three Months Ended March 31
		2012	2011	Change
	Revenues
(1)	Regulated distribution	$2,383	$2,268	$115
(2)	Competitive energy services	1,875	1,597	278
(3)	Regulated independent transmission	109	67	42
(4)	Other and reconciling adjustments	(289)	(356)	67
(5)	Total Revenues	4,078	3,576	502

	Expenses
(6)	Fuel	541	453	88
(7)	Purchased power	1,347	1,186	161
(8)	Other operating expenses	812	993	(181)
(9)	Provision for depreciation	285	225	60
(10)	Amortization of regulatory assets, net	75	132	(57)
(11)	General taxes	272	237	35
(12)	Total Expenses	3,332	3,226	106
(13)	Operating Income	746	350	396

	Other Income (Expense)
(14)	Investment income	11	21	(10)
(15)	Interest expense	(246)	(231)	(15)
(16)	Capitalized interest	17	18	(1)
(17)	Total Other Expense	(218)	(192)	(26)

(18)	Income Before Income Taxes	528	158	370
(19)	Income taxes	222	111	111
(20)	Net Income	306	47	259
(21)	Loss attributable to noncontrolling interest	-	(5)	5
(22)	Earnings Available to FirstEnergy Corp.	$306	$52	$254
(23)	Earnings Per Share of Common Stock
(24)	Basic	$0.73	$0.15	$0.58
(25)	Diluted	$0.73	$0.15	$0.58
(26)	Weighted Average Number of
	Common Shares Outstanding
(27)	Basic	418	342	76
(28)	Diluted	420	343	77

Consolidated Report to the Financial Community - 1st Quarter 2012	5

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Three Months Ended March 31, 2012

			Competitive	Regulated	Other &
		Regulated	Energy	Independent	Reconciling	FirstEnergy
		Distribution (a)	Services (b)	Transmission (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$2,270	$1,531	$-	$-	$3,801
(2)	Other	113	76	109	(23)	275
(3)	Internal	-	268	-	(266)	2
(4)	Total Revenues	2,383	1,875	109	(289)	4,078

	Expenses
(5)	Fuel	39	502	-	-	541
(6)	Purchased power	1,082	531	-	(266)	1,347
(7)	Other operating expenses	427	409	15	(39)	812
(8)	Provision for depreciation	159	100	18	8	285
(9)	Amortization of regulatory assets, net	75	-	-	-	75
(10)	General taxes	192	61	10	9	272
(11)	Total Expenses	1,974	1,603	43	(288)	3,332
(12)	Operating Income	409	272	66	(1)	746

	Other Income (Expense)
(13)	Investment income	24	6	-	(19)	11
(14)	Interest expense	(145)	(65)	(12)	(24)	(246)
(15)	Capitalized interest	3	11	-	3	17
(16)	Total Other Expense	(118)	(48)	(12)	(40)	(218)

(17)	Income Before Income Taxes	291	224	54	(41)	528
(18)	Income taxes	108	83	20	11	222
(19)	Net Income	183	141	34	(52)	306
(20)	Loss attributable to noncontrolling interest	-	-	-	-	-
(21)	Earnings Available to FirstEnergy Corp.	$183	$141	$34	$(52)	$306

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy’s service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation and the deferral and amortization of certain fuel costs.

(b)
Supplies electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(c)
Revenues are primarily derived from formulaic rates that recover costs and provide a return on investment for capital expenditures in connection with TrAIL, PATH and other projects and revenues from providing transmission services to electric energy providers, power marketers and receiving transmission-related revenues from operation of a portion of the FirstEnergy transmission system. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 1st Quarter 2012	6

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Three Months Ended March 31, 2011

			Competitive	Regulated	Other &
		Regulated	Energy	Independent	Reconciling	FirstEnergy
		Distribution (a)	Services (b)	Transmission (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$2,175	$1,162	$-	$-	$3,337
(2)	Other	93	92	67	(45)	207
(3)	Internal	-	343	-	(311)	32
(4)	Total Revenues	2,268	1,597	67	(356)	3,576

	Expenses
(5)	Fuel	24	429	-	-	453
(6)	Purchased power	1,179	318	-	(311)	1,186
(7)	Other operating expenses	360	632	18	(17)	993
(8)	Provision for depreciation	121	88	10	6	225
(9)	Amortization of regulatory assets, net	129	-	3	-	132
(10)	General taxes	176	44	8	9	237
(11)	Total Expenses	1,989	1,511	39	(313)	3,226
(12)	Operating Income (Loss)	279	86	28	(43)	350

	Other Income (Expense)
(13)	Investment income	25	6	-	(10)	21
(14)	Interest expense	(132)	(78)	(9)	(12)	(231)
(15)	Capitalized interest	1	10	-	7	18
(16)	Total Other Expense	(106)	(62)	(9)	(15)	(192)

(17)	Income Before Income Taxes	173	24	19	(58)	158
(18)	Income taxes	64	9	7	31	111
(19)	Net Income	109	15	12	(89)	47
(20)	Loss attributable to noncontrolling interest	-	-	-	(5)	(5)
(21)	Earnings Available to FirstEnergy Corp.	$109	$15	$12	$(84)	$52

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy’s service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation and the deferral and amortization of certain fuel costs.

(b)
Supplies electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(c)
Revenues are primarily derived from formulaic rates that recover costs and provide a return on investment for capital expenditures in connection with TrAIL, PATH and other projects and revenues from providing transmission services to electric energy providers, power marketers and receiving transmission-related revenues from operation of a portion of the FirstEnergy transmission system. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 1st Quarter 2012	7

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Three Months Ended March 31, 2012 vs. Three Months Ended March 31, 2011

		Energy	Competitive	Regulated	Other &
		Delivery	Energy	Independent	Reconciling	FirstEnergy
		Services (a)	Services (b)	Transmission (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$95	$369	$-	$-	$464
(2)	Other	20	(16)	42	22	68
(3)	Internal revenues	-	(75)	-	45	(30)
(4)	Total Revenues	115	278	42	67	502

	Expenses
(5)	Fuel	15	73	-	-	88
(6)	Purchased power	(97)	213	-	45	161
(7)	Other operating expenses	67	(223)	(3)	(22)	(181)
(8)	Provision for depreciation	38	12	8	2	60
(9)	Amortization of regulatory assets	(54)	-	(3)	-	(57)
(10)	General taxes	16	17	2	-	35
(11)	Total Expenses	(15)	92	4	25	106
(12)	Operating Income	130	186	38	42	396

	Other Income (Expense)
(13)	Investment income	(1)	-	-	(9)	(10)
(14)	Interest expense	(13)	13	(3)	(12)	(15)
(15)	Capitalized interest	2	1	-	(4)	(1)
(16)	Total Other Expense	(12)	14	(3)	(25)	(26)

(17)	Income Before Income Taxes	118	200	35	17	370
(18)	Income taxes	44	74	13	(20)	111
(19)	Net Income	74	126	22	37	259
(20)	Loss attributable to noncontrolling interest	-	-	-	5	5
(21)	Earnings Available to FirstEnergy Corp.	$74	$126	$22	$32	$254

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy’s service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from FES and AE Supply and from non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Supplies electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(c)
Revenues are primarily derived from the formula rate recovery of costs and a return on debt and equity for capital expenditures in connection with TrAIL, PATH and other projects and revenues from providing transmission services to electric energy providers, power marketers and receiving transmission-related revenues from operation of a portion of the FirstEnergy transmission system (ATSI). Its results reflect the net PJM and MISO transmission expenses related to the delivery of the respective generation loads.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 1st Quarter 2012	8

FirstEnergy Corp.
Financial Statements
 (In millions)

Condensed Consolidated Balance Sheets

	As of	As of
Assets	Mar. 31, 2012	Dec. 31, 2011
Current Assets:
Cash and cash equivalents	$74	$202
Receivables	1,735	1,794
Other	1,668	1,359
Total Current Assets	3,477	3,355

Property, Plant and Equipment	30,566	30,337
Investments	3,482	3,522
Deferred Charges and Other Assets	10,166	10,112
Total Assets	$47,691	$47,326

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$1,772	$1,621
Short-term borrowings	1,075	-
Accounts payable	918	1,174
Other	2,008	2,060
Total Current Liabilities	5,773	4,855

Capitalization:
Total equity	13,339	13,299
Long-term debt and other long-term obligations	15,527	15,716
Total Capitalization	28,866	29,015
Noncurrent Liabilities	13,052	13,456
Total Liabilities and Capitalization	$47,691	$47,326

General Information
	Three Months Ended March 31
	2012	2011
Debt redemptions	$(16)	$(359)
New long-term debt issues	$-	$217
Short-term borrowings increase (decrease)	$1,075	$(214)
Property additions	$589	$449

Adjusted Capitalization
	As of March 31		As of December 31
	2012	% Total	2011	% Total
Total equity (GAAP)	$13,339	42%	$13,299	43%
Long-term debt and other long-term obligations	15,527	48%	15,716	51%
Currently payable long-term debt	1,772	6%	1,621	5%
Short-term borrowings	1,075	3%	-	-
Adjustments:
Sale-leaseback net debt equivalents	1,305	4%	1,278	4%
Securitization debt and cash	(884)	-3%	(971)	-3%
Adjusted capitalization (Non-GAAP)	$32,134	100%	$30,943	100%

Consolidated Report to the Financial Community - 1st Quarter 2012	9

FirstEnergy Corp.
Financial Statements
 (In millions)

Condensed Consolidated Statements of Cash Flows
	Three Months Ended March 31
	2012	2011
Cash flows from operating activities
Net income	$306	$47
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization of regulatory assets, net	360	357
Nuclear fuel and lease amortization	58	47
Deferred purchased power and other costs	(107)	(58)
Deferred income taxes and investment tax credits	265	204
Deferred rents and lease market valuation liability	(23)	(15)
Accrued compensation and retirement benefits	(162)	(53)
Commodity derivative transactions, net	(64)	(25)
Pension trust contribution	(600)	(157)
Asset impairments	4	31
Cash collateral paid, net	(28)	(28)
Change in working capital and other	(422)	141
Cash flows provided from (used for) operating activities	(413)	491
Cash flows provided from (used for) financing activities	819	(550)
Cash flows provided from (used for) investing activities*	(534)	141
Net change in cash and cash equivalents	$(128)	$82

*Includes $590 million of cash received in the Allegheny merger in 2011.

Liquidity position as of March 31, 2012

Company	Type	Maturity	Amount (M)	Available (M)
FirstEnergy(1)	Revolving	Jun. 2016	$2,000	$895
FES / AES	Revolving	Jun. 2016	$2,500	$2,498
TrAIL	Revolving	Jan. 2013	$450	$450
AGC	Revolving	Dec. 2013	$50	$0
		Subtotal:	$5,000	$3,843
(1) FirstEnergy Corp. and subsidiary borrowers		Cash:	$0	$54
		Total:	$5,000	$3,897

Consolidated Report to the Financial Community - 1st Quarter 2012	10

FirstEnergy Corp.
Statistical Summary

Electric Sales Statistics (MWh thousands)
Electric Distribution Deliveries		Three Months Ended March 31
Pre-Merged Companies		2012	2011	Change

Ohio	- Residential	4,500	4,846	-7.1%
	- Commercial	3,746	3,835	-2.3%
	- Industrial	5,069	4,928	2.9%
	- Other	82	88	-6.8%
	Total Ohio	13,397	13,697	-2.2%
Pennsylvania	- Residential	3,147	3,439	-8.5%
	- Commercial	1,904	1,937	-1.7%
	- Industrial	3,148	3,304	-4.7%
	- Other	19	20	-5.0%
	Total Pennsylvania	8,218	8,700	-5.5%
New Jersey	- Residential	2,147	2,353	-8.8%
	- Commercial	2,151	2,157	-0.3%
	- Industrial	603	609	-1.0%
	- Other	22	22	0.0%
	Total New Jersey	4,923	5,141	-4.2%
Total Residential		9,794	10,638	-7.9%
Total Commercial		7,801	7,929	-1.6%
Total Industrial		8,820	8,841	-0.2%
Total Other		123	130	-4.9%
Total Pre-Merged Companies Distribution Deliveries		26,538	27,538	-3.6%

AYE Companies*
Pennsylvania		5,135	1,755
West Virginia		3,672	1,198
Maryland		1,852	587
Total AYE Distribution Deliveries		10,659	3,540

Total Distribution Deliveries		37,197	31,078	19.7%

* Represents 3 months in 2012 and 1 month in 2011

Weather	Three Months Ended March 31
	2012	2011	Normal
Composite Heating-Degree-Days	2,189	2,910	2,832
Composite Cooling-Degree-Days	12	0	1

Shopping Statistics(1)	Three Months Ended March 31
	2012	2011

OE	73%	70%
PP	61%	52%
CEI	84%	79%
TE	74%	70%
JCP&L	48%	41%
Met-Ed	52%	37%
Penelec	62%	43%
MP	N/A	N/A
PE(2)	34%	38%
WP	59%	45%

(1)Based upon average quarterly MWH
(2) Represents Maryland only.

Competitive Operating Statistics*	Three Months Ended March 31
	2012	2011
Capacity Factors:
Nuclear	99%	91%
Fossil - Baseload	62%	68%
Fossil - Load Following	16%	61%
Generation Output:
Nuclear	37%	37%
Fossil - Baseload	54%	43%
Fossil - Load Following	5%	18%
Peaking/Hydro	4%	2%
* Includes data for AYE's unregulated generating plants for 3months in 2012 and 1 month in 2011

Consolidated Report to the Financial Community - 1st Quarter 2012	11

FirstEnergy Corp.
Statistical Summary

Summary of Sales, Power Purchases and Generation Output (MWh in thousands)

Pre-Merged Companies	Three Months Ended Mar 31
FES Generation Sales	2012	2011	Change
POLR
- OH	1,516	2,866	(1,350)
- PA	1,441	2,849	(1,408)
Total POLR	2,957	5,715	(2,758)

Structured Sales
- Bilaterals	760	128	632
- Muni/Co-op	313	-	313
Total Structured Sales	1,073	128	945

Direct - LCI
- OH	6,248	4,825	1,423
- PA	3,574	2,872	702
- NJ	338	374	(36)
- MI	552	417	135
- IL	726	601	125
- MD	134	127	7
Total Direct - LCI	11,572	9,216	2,356

Direct - MCI
- OH	568	343	225
- PA	251	112	139
Total Direct - MCI	819	455	364

Aggregation
- OH	3,936	4,122	(186)
- IL	30	-	30
Total Aggregation	3,966	4,122	(156)
Mass Market
- OH	344	145	199
- PA	872	43	829
- IL	4	-	4
Total Mass Market	1,220	188	1,032

Total Contracted Sales	21,607	19,824	1,783

Wholesale Sales
- Spot	21	985	(964)
Total Wholesale Sales	21	985	(964)

Purchased Power
- Bilaterals	454	791	(337)
- Spot	6,117	2,701	3,416
Total Purchased Power	6,571	3,492	3,079

Ongoing Generation Output
- Fossil	7,374	10,554	(3,180)
- Nuclear	8,599	7,849	750
Total Ongoing Generation Output	15,973	18,403	(2,430)

Allegheny Companies*
	Three Months Ended Mar 31
AE Supply Contracted Sales	2012	2011	Change
POLR	2,459	812	1,647
Structured Sales	44	19	25
Direct - LCI	388	145	243
Muni/Co-op	112	284	(172)
Total Contracted Sales	3,003	1,260	1,743

Wholesale Sales	3,517	1,376	2,141

Purchased Power	78	41	37

Ongoing Generation Output - Competitive	6,569	2,672	3,897

*Represents 3 months in 2012 and 1 month in 2011

Consolidated Report to the Financial Community - 1st Quarter 2012	12

FirstEnergy Corp.
Special Items
 (In millions)

		Competitive	Regulated
	Regulated	Energy	Independent
Special Items - Three Months Ended March 31, 2012	Distribution	Services	Transmission	Other	Consolidated
Pre-Tax Items:
Regulatory charges	$(6)	$-	$-	$-	$(6)
Trust securities impairment	(1)	(3)	-	-	(4)
Merger transaction/integration costs	(1)	(1)	-	-	(2)
Non-core asset sales/impairments	-	(5)	-	-	(5)
Mark-to-market adjustments -
Pensions/OPEB actuarial assumptions	-	-	-	-	-
Other	-	39	-	-	39
Merger accounting - commodity contracts	(4)	(26)	-	-	(30)
Generating plant charges	(5)	(31)	-	-	(36)
Subtotal	(17)	(27)	-	-	(44)
Income tax charge (retiree drug subsidy)	(6)	-	-	(2)	(8)
Income taxes	12	10	-	(8)	14
After-Tax Effect	$(11)	$(17)	$-	$(10)	$(38)

		Competitive	Regulated
	Regulated	Energy	Independent
Special Items - Three Months Ended March 31, 2011	Distribution	Services	Transmission	Other	Consolidated
Pre-Tax Items:
Regulatory charges	$(21)	$-	$-	$(4)	$(25)
Trust securities impairment	(1)	(5)	-	-	(6)
Merger transaction/integration costs	(66)	(87)	(3)	(1)	(157)
Non-core asset sales/impairments	-	(14)	-	(11)	(25)
Mark-to-market adjustments -
Pensions/OPEB actuarial assumptions	-	(12)	-	-	(12)
Other	-	-	-	-	-
Merger accounting - commodity contracts	-	(24)	-	-	(24)
Generating plant charges	-	-	-	-	-
Subtotal	(88)	(142)	(3)	(16)	(249)
Income tax charge (retiree drug subsidy)	-	-	-	-	-
Income taxes	33	53	1	(49)	37
After-Tax Effect	$(55)	$(89)	$(2)	$(65)	$(212)

Consolidated Report to the Financial Community - 1st Quarter 2012	13

FirstEnergy Corp.
Special Items and EPS Reconciliations
 (In millions, except for per share amounts)

Special Items
	Three Months Ended March 31
	2012	2011
Pre-tax Items - Income Increase (Decrease)
Regulatory charges (a)	$(6)	$(25)
Trust securities impairment (b)	(4)	(6)
Merger transaction/integration costs (c)	(2)	(157)
Non-core asset sales/impairments (d)	(5)	(25)
Mark-to-market adjustments (e)	39	(12)
Merger accounting - commodity contracts (f)	(30)	(24)
Plant closings (g)	(36)	-
Total-Pretax Items	$(44)	$(249)
Income tax charge/Income tax resolution	$(6)	$(37)
EPS Effect	$(0.09)	$(0.60)
(a)	For YTD 2012 $6 million included in "Other operating expenses". For YTD 2011 $13 million included in "Amortization of regulatory assets"; $12 million included in "Other operating expenses".

(b)	Included in "Investment income"

(c)	For YTD 2012 $2 million Included in "Other operating expenses". For YTD 2011 $151 million Included in "Other operating expenses"; $6 million included in "Fuel".

(d)	For YTD 2012 & 2011 included in "Other operating expenses".

(e)	For YTD 2012 & 2011 included in "Other operating expenses".

(f)
For YTD 2012 $10 million included in "Fuel"; $20 million included in Revenues. For YTD 2011 $10 million included in "Fuel"; $8 million included in Revenues - "Competitive energy services"; $6 million included in "Other operating expenses".

(g)	For YTD 2012 ($4) million in "Revenue", $41 million in "Fuel", ($25) million in Purchased Power, $22 million in "Other operating expenses", and $2 million in General Taxes.

Earnings Per Share (EPS)
(Reconciliation of GAAP to Non-GAAP)

	Three Months Ended March 31		Estimate for Year	Estimate for Year
	2012	2011	2012	2013

Basic EPS (GAAP basis)	$ 0.73	$ 0.15	$2.85 - $3.15	$2.92 - $3.22
Excluding Special Items:
Regulatory charges	0.01	0.04	0.04	0.05
Trust securities impairment	0.01	0.01	0.01	-
Income tax charge - retiree prescription drug subsidy	0.02	-	0.08	-
Merger transaction/integration costs	0.01	0.43	0.01	-
Impact of non-core asset sales/impairments	0.01	0.06	0.03	0.03
Mark-to-market adjustments	(0.06)	0.02	(0.06)	-
Plant closing costs	0.05	-	0.19	-
Merger accounting - commodity contracts	0.04	0.04	0.15	0.10
Basic EPS (Non-GAAP basis)	$ 0.82	$ 0.75	$3.30 - $3.60	$3.10 - $3.40

Consolidated Report to the Financial Community - 1st Quarter 2012	14

Recent Developments

Financial Matters

Dividend
On March 20, 2012, the FirstEnergy Corp. (FirstEnergy or FE) Board of Directors declared an unchanged quarterly dividend of $0.55 per share of outstanding FE common stock. The dividend is payable June 1, 2012, to shareholders of record as of May 7, 2012.

Financing Activities
On April 2, 2012, FirstEnergy Generation Corp. (FGCO) and FirstEnergy Nuclear Generation Corp. (NGC) refinanced $52.1 million and $29.5 million, respectively, of Pollution Control Revenue Bonds (PCRBs).  The bonds were converted from a fixed-rate mandatory put mode to a variable-rate mode enhanced with a 3-year Letter of Credit (LOC). Additionally, on April 2, 2012, FGCO and NGC remarketed $146.7 million and $315 million of PCRBs, respectively.  The bonds were remarketed in a variable rate mode enhanced with a LOC.

On April 16, 2012, West Penn Power Company (WP) issued $100 million of first mortgage bonds through a private placement at a rate of 3.34%.  These bonds have a maturity of April 15, 2022 and the proceeds were used in part to redeem $80 million of 6.625% medium term notes of WP, which matured on April 16, 2012.

On April 16, 2012, Allegheny Energy Supply Company retired $503.2 million of 8.25% medium term notes at maturity.

Operational Matters

Root Cause Analysis Completed for Davis-Besse
On February 28, 2012, FirstEnergy Nuclear Operating Company announced it completed its Root Cause Analysis Report regarding the cause of the tight cracks identified in portions of the Davis-Besse Nuclear Power Station shield building during its fall 2011 reactor head replacement outage. The report was submitted to the Nuclear Regulatory Commission. The extensive evaluation supports earlier analysis that concludes the structural integrity of the shield building remains intact, and the building is able to perform its safety function.

Request for New Generation Filed
On March 8, 2012, FGCO filed an application for a feasibility study with PJM Interconnection (PJM) to install and interconnect to the transmission system approximately 800 megawatts of new combustion turbine peaking generation at its existing Eastlake Plant in Eastlake, Ohio, to help ensure reliable electric service in the region.  On April 25, 2012, PJM concluded its initial analysis of the reliability impacts from our previously announced plant retirements and requested Reliability Must-Run arrangements for Eastlake 1-3, Ashtabula 5 and Lake Shore 18.

Regulatory Matters

Ohio Utilities File to Extend Electric Security Plan
FirstEnergy's Ohio utilities filed an application with the Public Utilities Commission of Ohio (PUCO) to essentially extend their current Electric Security Plan (ESP) for two more years. If approved by the PUCO, the extension would allow Ohio Edison Company, The Cleveland Electric Illuminating Company and The Toledo Edison Company to establish electricity prices for their customers through May 31, 2016. The Ohio utilities requested PUCO approval by May 2, 2012 so that they may bid megawatts of PJM-qualified energy efficiency and demand response resources into the May 7, 2012 PJM capacity auction for the 2015-2016 planning year. If review cannot occur by May 2, 2012, approval is requested by June 20, 2012. While the alternative date would not allow FE Ohio utilities to bid a portion of the demand resources into the May 7, 2012 PJM capacity auction, the timing would provide adequate time to implement changes to the bidding schedule thereby enabling the purchase of a greater amount of generation at historically lower prices for the benefit of customers. The PUCO has set an evidentiary hearing for May 21, 2012; therefore approval by May 2, 2012 is not expected.

Consolidated Report to the Financial Community - 1st Quarter 2012	15

The extended ESP as proposed would maintain the substantial benefits from the current ESP including:
•	Freezing current base distribution rates through May 31, 2016
•	Continuing to provide economic development and assistance to low-income customers for the two-year extension period at the levels established in the existing ESP
•	Providing Percentage of Income Payment Plan customers with a 6 percent generation rate discount
•	Continuing to provide capacity to shopping and non-shopping customers at a market-based price set through an auction process, and
•	Continuing Rider DCR that allows continued investment in the distribution system for the benefit of customers.

The extended ESP as proposed would also provide significant additional benefits including:
•	Securing generation supply over a longer duration of time to mitigate any potential price spikes for FirstEnergy Ohio utility customers who do not switch to a competitive generation supplier; and
•
Extending the recovery period for costs associated with purchasing renewable energy credits mandated by Senate Bill 221 through the end of the new ESP period. This will reduce the monthly renewable energy charge for all FirstEnergy Ohio utility customers.

The filing is supported by 19 parties including:  Industrial Energy Users, Ohio Energy Group, PUCO Staff, the City of Akron, Ohio Manufacturers Association, Ohio Partners for Affordable Energy, and the Council of Smaller Enterprises.

Beaver Valley Unit 1 Refueling Outage
On April 9, 2012, Beaver Valley Power Station Unit 1 in Shippingport, Pa., safely shut down for scheduled refueling and maintenance. While the unit is off line, 65 of 157 fuel assemblies will be replaced and numerous safety inspections will be conducted, including inspections of the unit's high pressure turbine, main electrical generator and containment liner. In addition, preventative maintenance to ensure continued safe and reliable operations will be performed on major components, including pumps, valves and the cooling tower. The 911 MW unit operated safely and reliably for 359 consecutive days and has generated more than 9.3 million megawatt hours of electricity since the completion of its last refueling in November 2010.

Consolidated Report to the Financial Community - 1st Quarter 2012	16

Forward-Looking Statements:  This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “believe,” “estimate” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results may differ materially due to: the speed and nature of increased competition in the electric utility industry, the impact of the regulatory process on the pending matters before FERC and in the various states in which we do business including, but not limited to, matters related to rates, the status of the PATH project in light of the PJM Interconnection, L.L.C., (PJM)  direction to suspend work on the project pending review of its planning process, its re-evaluation of the need for the project and the uncertainty of the timing and amounts of any related capital expenditures, the uncertainties of various cost recovery and cost allocation issues resulting from ATSI's realignment into PJM, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices and availability, financial derivative reforms that could increase our liquidity needs and collateral costs, the continued ability of FirstEnergy's regulated utilities to collect transition and other costs, operation and maintenance costs being higher than anticipated, other legislative and regulatory changes, and revised environmental requirements, including possible GHG emission, water intake and coal combustion residual regulations, the potential impacts of any laws, rules or regulations that ultimately replace CAIR, including CSAPR which was stayed by the courts on December 30, 2011, and the effects of the EPA's MATS rules, the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation including NSR litigation or potential regulatory initiatives or rulemakings (including that such expenditures could result in our decision to shut down or idle certain generating units), the uncertainties associated with the company's plan to retire its older unscrubbed regulated and competitive fossil units, including the impact on vendor commitments and PJM's review of the company's plans for, and timing of, those retirements, adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to the revocation or non-renewal of necessary licenses, approvals or operating permits by the NRC including as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant), issues that could result from our continuing evaluation of the indications of cracking in the Davis-Besse plant shield building imposed by the Confirmatory Action Letter issued by the NRC, adverse legal decisions and outcomes related to Met-Ed's and Penelec's ability to recover certain transmission costs through their transmission service charge riders, the continuing availability of generating units and changes in their ability to operate at or near full capacity, replacement power costs being higher than anticipated or inadequately hedged, the ability to comply with applicable state and federal reliability standards and energy efficiency mandates, changes in customers' demand for power, including but not limited to, changes resulting from the implementation of state and federal energy efficiency mandates, the ability to accomplish or realize anticipated benefits from strategic goals, FirstEnergy's ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins, the ability to experience growth in the distribution business, the changing market conditions that could affect the value of assets held in FirstEnergy's NDTs, pension trusts and other trust funds, and cause FirstEnergy and its subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated, the impact of changes to material accounting policies, the ability to access the public securities and other capital and credit markets in accordance with FirstEnergy's financing plan, the cost of such capital and overall condition of the capital and credit markets affecting FirstEnergy and its subsidiaries, changes in general economic conditions affecting FirstEnergy and its subsidiaries, interest rates and any actions taken by credit rating agencies that could negatively affect FirstEnergy's and its subsidiaries' access to financing or their costs and increase requirements to post additional collateral to support outstanding commodity positions, LOCs and other financial guarantees, the state of the national and regional economy and its impact on major industrial and commercial customers of FirstEnergy and its subsidiaries, issues concerning the soundness of domestic and foreign financial institutions and counterparties with which FirstEnergy and its subsidiaries do business, the risks and other factors discussed from time to time in FirstEnergy's and its applicable subsidiaries' SEC filings, and other similar factors. Dividends declared from time to time on FirstEnergy's common stock during any annual period may in the aggregate vary from the indicated amount due to circumstances considered by FirstEnergy's Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

Consolidated Report to the Financial Community - 1st Quarter 2012	17